April 9, 2024

To the Addresses shown on Exhibit A

Re: Morgan Stanley Capital I Trust 2016-UBS11, Commercial Mortgage Pass-Through Certificates, Series 2016-UBS11

Ladies and Gentlemen:

Reference is made to (i) the Pooling and Servicing Agreement (the “PSA”), dated as of August 1, 2016 by and among Morgan Stanley Capital I Inc., as Depositor, Midland Loan Services, a division of PNC Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Trustee, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer; (ii) the 132 West 27th Street Amended and Restated Agreement Between Note Holders (the "132 West Co-Lender Agreement”) dated September 23, 2016 by and between Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Morgan Stanley Capital I Trust 2016-UBS11 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-UBS11, as Note A-1 Holder and Note A-2 Holder, and Cantor Commercial Real Estate Lending, L.P., as Note A-3-1 Holder and Note A-3-2 Holder; and (iii) the SSTII Portfolio Agreement Between Noteholders (the “SSTII Portfolio Co-Lender Agreement”) dated July 28, 2016 by and between KeyBank National Association as initial owner of Note A-1, as the initial agent, and as initial owner of Note A-2 (items (ii) and (iii) each a “Co-Lender Agreement” and together the “Co-Lender Agreements”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the PSA and the Co-Lender Agreements, as applicable.

Pursuant to Section 7.01(d) of PSA, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer and assume all responsibilities, duties and liabilities of the Special Servicer under, and as defined in, the PSA. The undersigned hereby acknowledges and agrees that, as of the date hereof Greystone Servicing Company LLC, is and shall be a party to the PSA and bound thereby to the full extent indicated in the PSA in the capacity of Special Servicer. The undersigned hereby makes, the representations and warranties set forth in Section 6.01(b) of the PSA. The undersigned further represents and warrants that (i) it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and Co-Lender Agreements, (ii) it is a Qualified Replacement Special Servicer as required by the PSA, and (iii) all requirements and preconditions for the appointment of the undersigned Special Servicer have been satisfied.

The following is notice information for Greystone Servicing Company LLC as Special Servicer for the Trust:

Greystone Servicing Company LLC

5221 N. O’Connor Blvd., Suite 800

Irving, Texas 75039

Jenna.unell@greyco.com

Amy.dixon@greyco.com

GREYSTONE SERVICING COMPANY LLC

By: /s/ Amy L. Dixon

Name: Amy L. Dixon

Title: General Counsel – Special Servicing

ALL SENT BY EMAIL

Midland Loan Services, as Master Servicer

10851 Mastin, Suite 300

Overland Park, KS 66210

Lenne.lathrop@midlandls.com

Computershare Trust Company, N.A., as agent for Wells Fargo Bank, N.A.

Corporate Trust Services, as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, MD 21045

Trustadministrationgroup@computershare.com

Cts.cmbs.bond.admin@computershare.com

!NACCTCMBSBondAdmin@computershare.com

CWCapital Asset Management LLC, as Special Servicer

7501 Wisconsin Avenue, Suite 500 West

Bethesda, MD 20814

nphelps@cwcapital.com

bhanson@cwcapital.com

alopez@cwcapital.com

Park Bridge Lender Services LLC, as Operating Advisor

560 Lexington Avenue, 17th Floor

New York, NY 10022

Cmbs.notices@parkbridgefinancial.com

Morgan Stanley Capital I Inc., as Depositor

1585 Broadway

New York, NY 10036

Cynthia.eckes@morganstanley.com

SERVICED PARI PASSU COMPANION LOAN HOLDERS (SSTII Self Storage Portfolio and 132 West 27th Street)

Wilmington Trust National Association, as Trustee

(SSTII Self Storage Portfolio – MSBAM 2016-C31, 132 West 27th Street – CFCRE 2016-C6)

1100 North Market Street

Wilmington, DE 19890

cmbstrustee@wilmingtontrust.com

Wells Fargo Bank, National Association, as Master Servicer

(SSTII Self Storage Portfolio – MSBAM 2016-C31, , 132 West 27th Street – CFCRE 2016-C6)

9062 Old Annapolis Road

Columbia, MD 21045

Cmsssc3cp@wellsfargo.com

Trustadministrationgroup@computershare.com

Cts.cmbs.bond.admin@computershare.com

!NACCTCMBSBondAdmin@computershare.com

Computershare Trust Company, N.A., as agent for Wells Fargo Bank, N.A.

Corporate Trust Services, as Certificate Administrator

(SSTII Self Storage Portfolio – MSBAM 2016-C31, 132 West 27th Street – CFCRE 2016-C6)

9062 Old Annapolis Road

Columbia, MD 21045

Cmsssc3cp@wellsfargo.com

Trustadministrationgroup@computershare.com

Cts.cmbs.bond.admin@computershare.com

!NACCTCMBSBondAdmin@computershare.com

Deutshe Bank Trust Company Americas, as Trustee

(132 West 27th Street – CGCMT 2016-P5)

1761 East St. Andrew Place

Santa Ana, CA 92705

Dbsec.notifications@db.com

Karlene.collins@db.com

Midland Loan Services, as Master Servicer

(132 West 27th Street – CGCMT 2016-P5)

10851 Mastin, Suite 300

Overland Park, KS 66210

Lenne.lathrop@midlandls.com

Citibank, N.A., as Certificate Administrator

(132 West 27th Street – CGCMT 2016-P5)

388 Greenwich Street, 14th Floor

New York, NY 10013

ratingagencynotice@citi.com

CCRE Commercial Mortgage Securities, L.P., as Depositor (CFCRE 2016-C6)

110 East 59th Street

New York, NY 10022

James.buccola@cantor.com

Ari.buchen@cantor.com

Citigroup Commercial Mortgage Securities Inc., as Depositor (CGCMT 2016-P5)

390 Greenwich Street, 5th Floor

New York, NY 10013

Ryan.m.oconnor@citi.com

Richard.simpson@citi.com

Banc of America Merrill Lyuch Commercial Mortgage Inc., as Depositor (MSBAM 2016-C31)

One Bryant Park

New York, NY 10036

Paul.kurzeja@bofa.com

Salllie.mckinley@bofa.com

cmbsnotices@bofa.com